EXHIBIT 10.31

THE HOUSTON EXPLORATION COMPANY

AMENDED AND RESTATED

2002 LONG TERM INCENTIVE PLAN

ARTICLE I

PLAN

          1.1 Purpose. This Plan is for non-employee directors of the Company and employees, consultants and advisors of the Company and its Affiliates and is intended to advance the best interests of the Company, its Affiliates, and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue as directors or in the employ of the Company or any of its Affiliates.

          1.2 Effective Date of Amended and Restated Plan. This Amended and Restated Plan shall be effective May 17, 2002, (the “Effective Date”). No Award shall be granted pursuant to this Plan after May 17, 2012.

ARTICLE II

DEFINITIONS

          The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

          2.1 “Affiliate” means any parent corporation and any subsidiary corporation. The term “parent corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term “subsidiary corporation” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          2.2 “Award” shall mean any Option or Restricted Stock granted under this Plan.

          2.3 “Award Agreement” shall mean any agreement, contract, or other instrument or document (written or electronic) evidencing any Award.

          2.4 “Board Of Directors” means the board of directors of the Company.

          2.5 “Change Of Control” means:

               (i) the acquisition after the Effective Date, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a “Person”) of beneficial ownership of 20 percent or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”), provided that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B)

any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) hereof; or

               (ii) individuals, who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board provided that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (iii) consummation after the Effective Date, of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”) unless, in each case, following such Corporate Transaction, (A) (1) all or substantially all of the persons who were the beneficial owners of the Outstanding Common Stock immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction, and (2) all or substantially all of the persons who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own directly or indirectly, more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction, as the case may be, (B) no Person (excluding (1) any corporation resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction and (2) any Person approved by the Incumbent Board) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to such Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Corporate Transaction.

          2.6 “Code” means the Internal Revenue Code of 1986, as amended.

          2.7 “Committee” means the Compensation Committee of the Board of Directors or such other committee designated by the Board of Directors. The Committee shall be comprised solely of at least two members who qualify as Outside Directors and also Non-Employee Directors.

          2.8 “Company” means The Houston Exploration Company, a Delaware corporation.

          2.9 “Disability” means a physical or mental infirmity which, in the sole discretion of the Committee, shall prevent the Participant from earning a reasonable livelihood with the Company or any Affiliate and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

          2.10 “Employee” means a person employed by the Company or any Affiliate.

          2.11 “Fair Market Value” of the Stock as of any date means (a) the closing sales price of the Stock on that date (or, if there was no sale on such date, the next preceding date on which there was such a sale) on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, the closing sales price of the Stock on that date (or, if there was no sale on such date, the next preceding date on which there was such a sale) as reported on the Nasdaq Stock Market; or (c) if the Stock is not listed on the Nasdaq Stock Market, the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau Incorporated; or (d) if none of the foregoing is applicable, an amount at the election of the Committee equal to (x) the average between the closing bid and ask prices per share of Stock on the last preceding date on which those prices were reported or (y) an amount as determined by the Committee in its sole discretion.

          2.12 “Incentive Option” means an Option granted under this Plan which is designated as an “Incentive Option” and satisfies the requirements of Section 422 of the Code.

          2.13 “Non-Employee Director” means a “non-employee director” as that term is defined in Rule 16b-3 of the Securities Exchange Act of 1934.

          2.14 “Nonqualified Option” means an Option granted under this Plan other than an Incentive Option.

          2.15 “Option” means either an Incentive Option or a Nonqualified Option granted under this Plan to purchase shares of Stock.

          2.16 “Outside Director” means a member of the Board of Directors serving on the Committee who satisfies the criteria of Section 162(m) of the Code.

          2.17 “Participant” shall mean any Non-Employee Director, Employee, consultant or advisor granted an Award under this Plan.

          2.18 “Performance Objective” mean the objectives, if any, established by the Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, subsidiary, department or function within the Company or an Affiliate or in individual or other terms, and which will relate to the period of time determined by the Committee.

          2.19 “Plan” means The Houston Exploration Company 2002 Long Term Incentive Plan, as set out in this document and as it may be amended from time to time.

          2.20 “Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

          2.21 “Restricted Stock” shall mean any Stock, prior to the lapse of the restrictions thereon, granted under Article VI or Section 6.5 of this Plan.

          2.22 “Stock” means the common stock of the Company, $.01 par value or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

          2.23 “10% Stockholder” means an individual who, at the time the Award is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.

          2.24 “Vest” or “Vesting” shall mean the date on which an Award becomes exercisable, payable and/or nonforfeitable, as applicable.

ARTICLE III

ELIGIBILITY

          The individuals who shall be eligible to receive Incentive Options and/or Restricted Stock shall be those Employees as the Committee shall determine from time to time. The individuals who shall be eligible to receive Nonqualified Options shall be those Employees, consultants and advisors of the Company or any of its Affiliates as the Committee shall determine from time to time, and those individuals who are Non-Employee Directors; provided, however, that Non-Employee Directors shall be eligible only to receive Nonqualified Options pursuant to Section 5.8 and Restricted Stock pursuant to Section 6.5. Further, no Outside Director shall be eligible to receive any Award or to receive stock, stock options, or stock appreciation rights under any other plan of the Company or any of its Affiliates, if to do so would cause the individual not to be an Outside Director. The Board of Directors may designate one or more individuals who shall not be eligible to receive any Award under this Plan or under other similar plans of the Company.

ARTICLE IV

GENERAL PROVISIONS RELATING TO AWARDS

          4.1 Authority to Grant Awards. The Committee may grant to those individuals (other than Non-Employee Directors), as it shall from time to time determine, Awards under the terms and conditions of this Plan. Subject only to any applicable limitations set out in this Plan, the number of shares of Stock to be covered by any Award to be granted to an Employee, consultant or advisor of the Company or any of its Affiliates shall be as determined by the Committee. Non-Employee Directors shall automatically receive grants of Nonqualified Options as provided in Section 5.8 and Restricted Stock as provided in Section 6.5

          4.2 Dedicated Shares. The total number of shares of Stock with respect to which Awards may be granted under this Plan shall be 1,500,000 shares of which the maximum number of shares of Stock which may be issued as Restricted Stock shall be 300,000 shares. The total number of shares of Stock with respect to which Incentive Options may be granted under the Plan shall be 1,500,000 shares. The maximum number of shares subject to Awards which may be issued to any Participant under the Plan during any period of three consecutive years is 1,500,000 shares. The shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized but unissued shares, treasury shares, or shares of Stock bought on the market or otherwise. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5.

          If any Award is exercised, paid, forfeited, terminated or canceled without the delivery of shares of Stock, then the shares of Stock covered by such Award, to the extent of such payment, exercise, forfeiture, termination or cancellation shall again be available for issuance under this Plan.

          4.3 Non-Transferability. Awards shall not be transferable by the Participant otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Participant’s lifetime, only by him (or his legal guardian or representative in the event of his legal incapacity).

          4.4 Requirements of Law. The Company shall not be required to sell or issue any Stock under any Award if issuing that Stock would constitute or result in a violation by the Participant or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option, or the grant of any Restricted Stock, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Award will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by this Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable pursuant to any Award is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The

Company shall not be obligated to take any other affirmative action in order to cause the issuance of shares pursuant to any Award granted hereunder to comply with any law or regulation of any governmental authority.

          4.5 Changes in the Company’s Capital Structure. The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation for it in money, services or property then (a) the number, class, and per share price of shares of Stock subject to outstanding Options under this Plan shall be appropriately adjusted in such a manner as to entitle a Participant to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class of shares he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment, (b) the number and class of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved, that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of such class of Stock as the result of the event requiring the adjustment; and (c) if the Committee determines it to be appropriate in order to prevent dilution or enlargement of benefits intended to be made available with respect to any Award under this Plan, any other factor pertaining to an outstanding Award may be duly and appropriately adjusted by the Committee, subject to any required action by the Board or the stockholders of the Company.

          If at any time while unexercised Options and/or shares of Restricted Stock remain outstanding under this Plan the Company, in a transaction not constituting a Change of Control, (1) is merged or consolidated with another corporation and the Company not the surviving corporation, or (2) is liquidated or sells or otherwise disposes of all or substantially all of its assets, then (a) subject to the provisions of clause (d) below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of the Option, to receive, in lieu of shares of Stock, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Stock equal to the number of shares as to which the Option shall be so exercised; (b) the Committee may, if it determines it to be appropriate in order to prevent dilution or enlargement of benefits intended to be made available with respect to any grants of Restricted Stock under this Plan, adjust, in the manner it deems equitable, the number and type of shares (or other security or property) subject to outstanding Awards of Restricted Stock; (c) the Committee shall waive any limitations set out in or imposed under this Plan so that all Awards, from and after a date prior to the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Committee, shall be fully vested; and (d) all outstanding Options may be canceled by the Committee as of the effective date of any such merger, consolidation, liquidation, sale or other disposition, if (i) notice of cancellation shall be given to each holder of an Option and (ii) each holder of an Option shall have the right to exercise that Option in full (without regard to any limitations set out in or imposed under this Plan or the Award Agreement granting that Option) during a period set by the Committee preceding the effective date of such merger, consolidation, liquidation, sale or other disposition and, if in the event all outstanding Options may not be exercised in full under applicable securities laws without registration of the shares of Stock issuable on exercise of the Options, the Committee may limit the exercise of the Options to the number of shares of Stock, if any, as may be issued without registration. The method of choosing which Options may be exercised, and the number of shares of Stock for which Options may be exercised, shall be solely within the discretion of the Committee.

          The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Awards.

          4.6 Changes of Control.

               (a) Subject to paragraph (b) below, and except to the extent an Award Agreement expressly provides otherwise, in the event of a Change of Control, all outstanding Awards automatically shall become fully Vested immediately prior to such Change of Control (or such earlier time as set by the Committee), all restrictions, if any, with respect to such Awards shall lapse and all Performance Criteria, if any, with respect to such Awards shall be deemed to have been met at the target level.

               (b) In addition to the acceleration of the Vesting of any outstanding Awards as provided in paragraph (a) above, in the event of a Change of Control, the Committee may, in its discretion, at the time an Award is granted or any time thereafter: (i) adjust the terms of the Award in a manner determined by the Committee to reflect the Change of Control, (ii) cause the Award to be assumed, or new rights substituted therefor, by another entity, (iii) provide that all outstanding Options may be canceled by the Committee as of the effective date of the Change of Control if (1) notice of such cancellation shall be given to each holder of an Option and (2) each holder of an Option shall have the right to exercise that Option in full (without regard to any limitations set out or imposed under this Plan or the Award Agreement granting that Option) during a period set by the Committee preceding the effective date of the Change of Control and, if in the event all outstanding Options may not be exercised in full under applicable securities laws without registration of the shares of Stock issuable on exercise of the Options, the Committee may limit the exercise of the Options to the number of             shares of Stock, if any, as may be issued without registration, or (iv) make such other provisions as the Committee may consider equitable and in the best interest of the Company.

          4.7 Effect of Termination of Employment, Directorship or Consultancy on Nonvested and Vested Awards.

               (a) For purposes of this Plan, a Participant’s status as an Employee, a Non-Employee Director, consultant or advisor, shall be determined by the Committee and will be treated as continuing intact while the Participant is on military leave, sick leave, or other bona fide leave of absence as determined by the Committee.

               (b) If a Participant ceases to be an Employee, a Non-Employee Director, consultant and/or advisor for any reason (i) the Participant’s Award(s) which are not Vested at the time the Participant ceases to be an Employee, a Non-Employee Director, consultant or advisor (as applicable) shall be forfeited, and (ii) the Participant’s Award(s) which are Vested at the time the Participant ceases to be an Employee, a Non-Employee Director, consultant or advisor (as applicable) shall be forfeited and/or expire in accordance with the provisions set forth in this Plan and in the Award Agreement granting such Award.

ARTICLE V

OPTIONS

          5.1 Type of Option. The Committee shall specify whether a given Option shall constitute an Incentive Option or a Nonqualified Option; provided, however, that the Options granted to Non-Employee Directors pursuant to Section 5.8 shall be Nonqualified Options.

          5.2 Option Price. The price at which Stock may be purchased under an Option shall not be less than the greater of: (a) 100% of the Fair Market Value of the shares of Stock on the date the Option is granted or (b) the aggregate par value of the shares of Stock on the date the Option is granted; provided, however, the price at which Stock may be purchased under a Nonqualified Option granted to a Non-Employee Director pursuant to Section 5.8 shall be equal to the greater of (a) or (b) above on the date the Option is granted. In the case of any 10% Stockholder, the price at which shares of Stock may be purchased under an Incentive Option shall not be less than 110% of the Fair Market Value of the Stock on the date the Incentive Option is granted.

          5.3 Duration of Options. No Option shall be exercisable after the expiration of 10 years from the date the Option is granted. In the case of a 10% Stockholder, no Incentive Option shall be exercisable after the expiration of five years from the date the Incentive Option is granted.

          5.4 Amount Exercisable. Except as provided in Section 5.8 below, each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its sole discretion, may provide in the Option Agreement, as long as the Option is valid and outstanding; provided, that no Option may be exercisable within six (6) months of the date of grant. To the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which Incentive Options first become exercisable by the Optionee during any calendar year (under this Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the Incentive Options shall be treated as Nonqualified Options. In making this determination, Incentive Options shall be taken into account in the order in which they were granted. To the extent that an Option designated as an Incentive Option fails to qualify as such (at the time of grant or at any other time), the Option shall be treated as a Nonqualified Option.

          5.5 Exercise of Options. Each Option shall be exercised by the delivery of written notice to the Committee setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with: (a) cash, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of the shares, (b) if approved by the Committee, Stock at its Fair Market Value on the date of exercise; or (c) through a “cashless broker” exercise approved by the Committee, and/or any other form of payment which is acceptable to such Committee, and specifying the address to which the certificates for the shares are to be mailed. Subject to Section 8.8, as promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which the Option has been exercised, issued in the Optionee’s name. If shares of Stock are used in payment of the exercise price, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft, or postal or express money order payable to the Company. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Optionee, at the address specified by the Participant.

          Whenever an Option is exercised by exchanging shares of Stock owned by the Participant, the Participant shall deliver to the Company certificates registered in the name of the Participant representing a number of shares of Stock legally and beneficially owned by the Participant, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates, (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition of an Option.

          5.6 Substitution Options. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in this Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

          5.7 No Rights as Stockholder. No Optionee shall have any rights as a stockholder with respect to Stock covered by his Option until the date a stock certificate is issued for the Stock.

          5.8 Director Options.

               (a) Each individual who becomes a Non-Employee Director after the Effective Date, and on or before September 20th of each year will receive a Nonqualified Option as provided and on the date specified in Section 5.8 (b) below, provided that if an individual becomes a Non-Employee Director after

September 20th of such year, such individual shall automatically receive a Nonqualified Option for 2,000 shares of Stock upon his or her first election to the Board of Directors on the date of his or her election as a Non-Employee Director.

               (b) On September 20 of each year that this Plan is in effect (commencing with September 20, 2003), each individual who is a Non-Employee Director on such date shall automatically receive a Nonqualified Option for 2,000 shares of Stock, on such date; provided, however, that if September 20 of any year in which such Options are to be granted falls on a day which is not a business day, such Options shall be granted on the next following business day.

               (c) Each Nonqualified Option granted to a Non-Employee Director pursuant to this Section 5.8 will be subject to the following provisions:

                         (i) Each such Option shall be fully vested and exercisable on the date of grant; and

                         (ii) Each such Option shall have a term of 10 years from the date the Option is granted; provided, however, that if the Non-Employee Director ceases to serve as a Non-Employee Director of the Company for any reason, including death, each such Option shall terminate on the earlier to occur of (A) the first anniversary of the date on which such Non-Employee Director ceased to serve as a Non-Employee Director of the Company and the (B) 10th anniversary of the date of grant of such Option.

               (d) In the event that the number of shares of Stock available for grant under this Plan is insufficient to make all automatic grants provided for in this Section 5.8 on the applicable date, then each Non-Employee Director shall receive a Nonqualified Option for his or her pro rata share of the total number of shares of Stock then available for grant under this Plan and shall have no right to receive a grant with respect to the deficiencies in the number of available shares, and all future grants under this Section 5.8 shall terminate.

ARTICLE VI

RESTRICTED STOCK

          6.1 Grants of Restricted Stock. Subject to Section 4.1 the Committee shall have the authority to determine the Participants to whom Restricted Stock shall be granted, the number of shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions, including Performance Objectives, if any, under which if not achieved, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards. Unless subject to the achievement of Performance Objectives or a special determination is made by the Committee as to a shorter Restricted Period, the Restricted Period shall not be less than five years. The terms, conditions and restrictions of each grant of Restricted Stock shall be set forth in such Award Agreement, not inconsistent with the provisions of this Plan, as the Committee shall, from time to time, deem desirable.

          6.2 Rights as a Stockholder. Upon issuance of Restricted Stock, a Participant shall have the rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in this Plan and in the Award Agreement. Unless the Committee shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have Vested and are no longer subject to any restrictions on transfer in accordance with the terms of the Award Agreement.

          6.3 Vesting of Restricted Stock. The Award Agreement shall specify the date or dates and any other terms and conditions including, without limitation, Performance Objectives, on which the Restricted Stock may Vest. All outstanding shares of Restricted Stock shall automatically become fully Vested upon a Change in Control.

          6.4 Dividends. All dividends and distributions, or cash equivalent thereof (whether cash, stock or otherwise), on Restricted Stock shall be withheld from the respective Participant and credited by the Company to the Participant’s account in the general accounts of the Company and not in any trust or related account for the benefit of the Participant. At such time as a Participant becomes Vested in a portion of the grant of Restricted Stock, all accumulated credits for dividends and distributions, or cash equivalent thereof attributable to such Vested Restricted Stock, shall be paid to the Participant. Interest shall not be paid on any dividends or distributions or cash equivalent thereof which may have been credited by the Company for the account of a Participant. The Company shall have the option of paying such credits for accumulated dividends or distributions or cash equivalent thereof, in shares of Stock rather than in cash. If payment is made in shares of Stock, the conversion to shares of Stock shall be at the Fair Market Value on the date of payment. Dividends and distributions, or cash equivalent thereof credited on non-Vested Restricted Stock shall be forfeited in the same manner and at the same time as the respective shares of Restricted Stock to which they are attributable or forfeited.

          6.5 Director Restricted Stock.

               (a) Each individual who becomes a Non-Employee Director after the Effective Date and on or before September 20th of each year will receive a Restricted Stock grant as provided for and on the date specified in Section 6.5 (b) below, provided that if an individual becomes a Non-Employee Director after September 20th of such year, such individual shall automatically receive a grant of 2,000 shares of Restricted Stock upon his or her first election to the Board of Directors on the date of his or her election as a Non-Employee Director.

               (b) On September 20 of each year that this Plan is in effect (commencing with September 20, 2003), each individual who is a Non-Employee Director on such date shall automatically receive a grant of 2,000 shares of Restricted Stock on such date; provided, however, that if September 20 of any year in which such Restricted Stock is to be granted falls on a day which is not a business day, such Restricted Stock shall be granted on the next following business day.

               (c) Any restrictions on such shares of Restricted Stock granted pursuant to this Section 6.5 shall be removed at the earlier of five years or upon retirement from the Board of such non-employee director, provided that such restrictions shall not be removed if the Non-Employee Director is removed from the Board and that the Board may, in its discretion, remove any restrictions of the Restricted Stock granted pursuant to the Section 6.5. in case of a resignation due to death, disability, or other circumstance deemed appropriate by the Board.

               (d) In the event that the number of shares of Stock available for grant under this Plan is insufficient to make all automatic grants provided for in this Section 6.5. on the applicable date, then each Non-Employee Director shall receive shares of Restricted Stock for his or her pro rata share of the total number of shares of Stock then available for grant under this Plan and shall have no right to receive a grant with respect to the deficiencies in the number of available shares, and all future grants under this Section 6.5. shall terminate.

ARTICLE VII

ADMINISTRATION

          This Plan shall be administered by the Committee. All questions of interpretation and application of this Plan and Awards shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. This Plan shall be administered in such a manner as to permit the Options granted under it which are designated to be Incentive Options to qualify as Incentive Options. In carrying out its authority under this Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

               (a) determine the persons to whom and the time or times at which Awards will be made,

               (b) determine the number of shares and the purchase price of Stock covered in each Option, subject to the terms of the Plan,

               (c) determine the terms, provisions and conditions of each Award, which need not be identical,

               (d) determine whether an Award has been earned and/or Vested,

               (e) accelerate or, with the consent of the Participant, defer the Vesting of any Award and/or the exercise date of any Award,

               (f) define the effect, if any, on any Award of the death, Disability, retirement, or termination of employment of the Participant,

               (g) prescribe, amend and rescind rules and regulations relating to administration of this Plan, and

               (h) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of this Plan.

          Notwithstanding the foregoing, the Committee shall not have the authority or discretion to modify any of the terms of (i) the Nonqualified Options automatically granted to Non-Employee Directors pursuant to Section 5.8 or (ii) the shares of Restricted Stock automatically granted to Non-Employee Directors pursuant to Section 6.5.The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

ARTICLE VIII

AMENDMENT OR TERMINATION OF PLAN

          The Board of Directors of the Company may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Stock which may be issued under Incentive Options, (b) change the class of employees eligible to receive Incentive Options, or (c) decrease the exercise price for Incentive Options below the Fair Market Value of the Stock at the time it is granted, shall be made without the approval of the Company’s stockholders. Subject to the preceding sentence, the Board shall have the power to make any changes in this Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under this Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential Federal income tax treatment.

ARTICLE IX

MISCELLANEOUS

          9.1 No Establishment of a Trust Fund. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Participant under this Plan. All Participants shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under this Plan.

          9.2 No Employment Obligation. The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ any Participant. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him.

          9.3 Tax Withholding. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Participant any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option, the grant of or lapse of restrictions on any Restricted Stock, or any payment under any Award. In the alternative, the Company may require the Participant (or successor) to pay the sum directly to the employer corporation. If the Participant (or successor) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within ten days after the date of exercise or grant of or lapse of restrictions on any Restricted Stock. The Company shall have no obligation upon exercise of any Option until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise is sufficient to cover all sums due with respect to that exercise. The Company and its Affiliates shall not be obligated to advise a Participant of the existence of the tax or the amount which the employer corporation will be required to withhold.

          9.4 Written Agreement. Each Award shall be embodied in a written Award Agreement which shall be subject to the terms and conditions of this Plan and shall be signed by the Participant and by a member of the Committee and an officer of the Company on behalf of the Committee and the Company. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of this Plan.

          9.5 Indemnification of the Committee and the Board of Directors. With respect to administration of this Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further action his part to indemnity from the Company for, all expenses (including attorneys’ fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board of Directors, whether or not he continues to be a member of the Committee and/or the Board of Directors at the time of incurring the expenses including, without limitation, matters as to which he shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his duty as a member of the Committee or of the Board of Directors. However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board of Directors in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee or the Board of Directors. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee or the Board of Directors unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board of Directors and shall be in addition to all other rights to which a member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.

          9.6 Gender. If the context requires, words of one gender when used in this Plan shall include the others and words used in the singular or plural shall include the other.

          9.7 Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of this Plan and shall not be used in construing the terms of this Plan.

          9.8 Other Compensation Plans. Except as provided below, the adoption of this Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall this Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate. Notwithstanding the foregoing, on and after the Effective Date Non-Employee Directors shall not be eligible to receive option grants under the Company’s 1999 Non-Qualified Stock Option Plan and this Section 9.8 shall operate as an amendment to that plan.

          9.9 Other Awards. The grant of an Award shall not confer upon a Participant the right to receive any future or other Awards under this Plan, whether or not Awards may be granted to similarly situated Participants, or the right to receive future Awards upon the same terms or conditions as previously granted.

          9.10 Arbitration of Disputes. Any controversy arising out of or relating to the Plan or an Award Agreement shall be resolved by arbitration conducted pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.

          9.11 Governing Law. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas.